Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Employee Stock Purchase Plan of Transcept Pharmaceuticals, Inc. of our report dated March 26, 2009, with respect to the financial statements of Transcept Pharmaceuticals, Inc. included in its Amendment No. 1 to Current Report (Form 8-K/A) for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009.

/s/    Ernst & Young LLP

Palo Alto, California

June 19, 2009